UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2024

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $0.05 Par Value Per Share	HD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 27, 2024, The Home Depot, Inc., a Delaware corporation (the “Company”), Star Acquisition Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Shingle Acquisition Holdings, Inc., a Delaware corporation (“SRS”), and Shingle Acquisition, LP, a Delaware limited partnership, solely in its capacity as the initial Holder Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into SRS (the “Merger”), with SRS surviving the Merger as the surviving corporation and a wholly owned subsidiary of the Company.

Pursuant to the Merger Agreement, the Company will pay aggregate consideration of $18,250,000,000, subject to customary adjustments for SRS’s debt, cash, transaction expenses and net working capital (the “Merger Consideration”).

At the effective time of the Merger (i) each share of SRS class A common stock and each share of SRS class B common stock (collectively, the “SRS Common Stock”, and each share, a “SRS Common Share”) that is issued and outstanding (other than any dissenting shares and SRS Common Shares, if any, held in treasury), will be converted into the right to receive the applicable portion of the estimated Merger Consideration and (ii) each option to purchase SRS Common Shares (each option, a “SRS Option”) that is in-the-money will be canceled and converted into the right to receive the applicable portion of the estimated Merger Consideration less the applicable exercise price with respect to such option. Out-of-the-money options will terminate and be forfeited for no consideration.

In connection with the Merger, certain members of SRS’s management team have agreed to reinvest a portion of their respective after-tax proceeds from the Merger Consideration into shares of the Company’s common stock. A portion of such shares of Company common stock will be subject to service-based vesting conditions, and all such shares will be subject to transfer restrictions of various durations.

The Merger Agreement contains representations and warranties of the parties customary for a transaction of this type. The Merger Agreement also contains customary covenants and agreements, including, among others: (i) certain limitations on the conduct of business of SRS between the date of the signing of the Merger Agreement and the closing date of the Merger; (ii) regulatory matters, including the parties’ efforts to consummate the closing and obtain approvals from governmental agencies; (iii) SRS’s obligation to deliver the required approval of SRS’s stockholders promptly following execution of the Merger Agreement; (iv) certain cooperation commitments by the Company with respect to the termination of SRS’s outstanding notes and SRS with respect to the Company’s transaction financing efforts; and (v) certain commitments by the Company with respect to the compensation and benefits provided to SRS employees post-closing.

The parties’ obligations to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of customary conditions set forth in the Merger Agreement, including, among others: (i) the expiration of the waiting period applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the absence of any law or governmental order prohibiting the transactions contemplated by the Merger Agreement; (iii) no material adverse effect having occurred since the signing of the Merger Agreement; (iv) receipt of SRS’s stockholder approval; and (v) certain other customary conditions relating to the parties’ representations and warranties in the Merger Agreement and the performance of their respective obligations under the Merger Agreement.

The Merger Agreement also provides for certain customary termination rights for the parties, including: (i) by mutual written consent of the Company and SRS; (ii) by either party, if the Closing has not occurred on or before the twelve-month anniversary of the date of the Merger Agreement (the “Initial Termination Date”), provided, that the Initial Termination Date will automatically be extended up to two times, for a period of six months in the first extension and three months in the second extension, in each case, if only the regulatory closing conditions relating to the antitrust laws remain unsatisfied (such date, as so extended beyond the Initial Termination Date, the “Termination Date”); (iii) by written notice to SRS from the Company if SRS’s stockholder approval is not obtained within two business days following execution of the Merger Agreement; (iv) by either party, if any governmental authority issues an order or permanently enjoins the transaction and such order or other action becomes final and non-appealable; and (v) if the other party has breached any of its representations and warranties or failed to perform any of its covenants or agreements such that any of the conditions to closing would not be satisfied and the party has not cured any such breaches within 30 days following delivery of written notice.

The Company will be obligated to pay a termination fee of $894,250,000 (i) in the event SRS or the Company terminates the Merger Agreement due to an antitrust-related governmental prohibition on the transactions or (ii) if the closing has not occurred on or before the Termination Date, as described above, and, in either case, all closing conditions (other than (a) regulatory closing conditions relating to antitrust laws or (b) conditions which by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) are otherwise satisfied.

The Merger Agreement will be filed to provide investors and stockholders with information regarding its terms and is not intended to provide any factual information about the Company, SRS or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by the Company’s stockholders or other security holders, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by the Company’s stockholders or other security holders. The Company’s stockholders or other security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or circumstances of the Company, SRS or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On March 28, 2024, the Company issued a press release regarding the matters described in Item 1.01 of this Current Report on Form 8-K, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference.

Attached as Exhibit 99.2 and incorporated by reference herein is an investor presentation dated March 28, 2024, that will be used by the Company with respect to the matters described in Item 1.01 of this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated March 28, 2024
99.2	Investor Presentation, dated March 28, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the proposed acquisition of SRS, which involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements (the “potential acquisition”); statements about the potential benefits of the potential acquisition; the anticipated timing of closing of the potential acquisition (including failure to obtain necessary regulatory approvals) and the possibility that the potential acquisition does not close; risks related to the ability to realize the anticipated benefits of the potential acquisition, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the potential acquisition making it more difficult to maintain business and operational relationships; negative effects of announcing the potential acquisition or the consummation of the potential acquisition on the market price of our common stock, credit ratings or operating results; significant costs associated with the potential acquisition; unknown liabilities; the risk of litigation and/or regulatory actions related to the potential acquisition; the demand for our products and services, including as a result of macroeconomic conditions; net sales growth; comparable sales; the effects of competition; our brand and reputation; implementation of interconnected retail, store, supply chain and technology initiatives; inventory and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans and consumer credit; the impact of tariffs; issues related to the payment methods we accept; demand for credit offerings; management of relationships with our associates, potential associates, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; events that could disrupt our business, supply chain, technology infrastructure or demand for our products and services, such as international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, geopolitical conflicts, military conflicts or acts of war; our ability to maintain a safe and secure store environment; our ability to address expectations regarding environmental, social and governance matters and meet related goals; continuation or suspension of share repurchases; net earnings performance; earnings per share; future dividends; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims and litigation, including compliance with related settlements; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including changes to tax laws and regulations; store openings and closures; guidance for fiscal 2024 and beyond; financial outlook; and the impact of acquired companies on our organization and the ability to recognize the anticipated benefits of any acquisitions.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A, "Risk Factors," and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 28, 2024 and also as may be described from time to time in future reports we file with the Securities and Exchange Commission. There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Richard V. McPhail
Name:	Richard V. McPhail
Title:	Executive Vice President and Chief Financial Officer

Date: March 28, 2024